   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 2000

                                                      REGISTRATION NO. 333-38592
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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 5


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        INRANGE TECHNOLOGIES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           3663                          06-0962862
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                            ------------------------
                             13000 MIDLANTIC DRIVE
                          MT. LAUREL, NEW JERSEY 08054
                                 (856) 234-7900
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              GREGORY R. GRODHAUS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        INRANGE TECHNOLOGIES CORPORATION
                             13000 MIDLANTIC DRIVE
                          MT. LAUREL, NEW JERSEY 08054
                                 (856) 234-7900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

              STUART GELFOND, ESQ.                             MARK G. BORDEN, ESQ.
    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON                  JEFFREY A. STEIN, ESQ.
               ONE NEW YORK PLAZA                             STUART R. NAYMAN, ESQ.
         NEW YORK, NEW YORK 10004-1980                          HALE AND DORR LLP
                 (212) 859-8000                                405 LEXINGTON AVENUE
                                                             NEW YORK, NEW YORK 10174
                                                                  (212) 937-7200

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the registration statement for the same offering. [ ] ---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
        CLASS OF SECURITIES              AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION
         TO BE REGISTERED               REGISTERED(1)          PER UNIT(2)             PRICE(2)             FEE
---------------------------------------------------------------------------------------------------------------------
 Class B Common Stock, $0.01 par
  value per share..................    8,855,000 shares
                                      of Class B Common
                                            Stock            $14.00 per share        $123,970,000        $32,729(3)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Includes 1,155,000 shares of Class B Common Stock subject to an over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(3) Previously paid.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses and costs payable by Inrange Technologies Corporation (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee and the National Association of Securities Dealers' filing fee.

                                                                AMOUNT
                                                              ----------
Registration fee under Securities Act.......................  $   32,729
NASD filing fee.............................................      12,897
Nasdaq National Market fees.................................      69,375
Legal fees and expenses.....................................     950,000
Accounting fees and expenses................................     475,000
Printing and engraving expenses.............................     429,000
Registrar and transfer agent fees...........................      10,000
Miscellaneous expenses......................................     113,625
                                                              ----------
          Total.............................................  $2,092,626
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Our bylaws and our certificates of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

     We intend to obtain primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

     Additionally, the Underwriting Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification by us of our underwriters, and persons who control them, under certain circumstances and by our underwriters of us and persons who control us, under certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS

     The following documents are filed as exhibits to this registration statement:


EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------                      -------------------
 1.1     Form of Underwriting Agreement.
 3.2     Amended and Restated By-Laws of Inrange Technologies
         Corporation.
 3.3     Amended and Restated Certificate of Incorporation of Inrange
         Technologies Corporation.**
 4.1     Form of Inrange Technologies Corporation Class B common
         stock certificate.
 5.1     Opinion of Fried, Frank, Harris, Shriver & Jacobson
         regarding the legality of the shares being registered.**
10.1     Tax Sharing Agreement, between Inrange Technologies
         Corporation and SPX Corporation.
10.2     Management Services Agreement, between Inrange Technologies
         Corporation and SPX Corporation.
10.3     Registration Rights Agreement, between Inrange Technologies
         Corporation and SPX Corporation.
10.4     Trademark License Agreement, between Inrange Technologies
         Corporation and SPX Corporation.
10.5     Reseller Agreement, dated October 29, 1999 between Inrange
         Technologies Corporation and Ancor Communications, Inc.++
10.6     Technology License Agreement, dated September 24, 1998
         between Inrange Technologies Corporation and Ancor
         Communications Inc.++
10.7     Letter Agreement dated November 23, 1999 between Inrange
         Technologies Corporation and Ancor Communications Inc.++
10.8     Inrange Technologies Corporation 2000 Stock Compensation
         Plan.**
10.9     Loan Agreement, between Inrange Technologies Corporation and
         SPX Corporation.
10.10    Employees Matters Agreement, between Inrange Technologies
         Corporation and SPX Corporation.
16.1     Change in Principal Accountants.
21.1     List of Subsidiaries.**
23.1     Consent of Arthur Andersen LLP.**
23.2     Consent of Arthur Andersen LLP.**
23.3     Consent of Ernst & Young LLP.**
23.4     Consent of Fried, Frank, Harris, Shriver & Jacobson
         (included in Exhibit 5.1).**
23.5     Consent of David L. Chapman.**

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------                      -------------------
23.6     Consent of Bruce J. Ryan.**
23.7     Consent of David Wright.**
24.1     Power of Attorney.**
27.1     Financial Data Schedule.**

---------------
** Previously filed.

 ++ Portions of these exhibits have been omitted pursuant to a request for confidential treatment.

     (B) FINANCIAL STATEMENT SCHEDULES

     Financial statement schedules have been omitted because they are not applicable or the required information is shown in the combined financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on September 13, 2000.


                                          INRANGE TECHNOLOGIES CORPORATION

                                          By: /s/  GREGORY R. GRODHAUS
                                            ------------------------------------
                                                    Gregory R. Grodhaus
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                        TITLE                          DATE
                     ---------                                        -----                          ----
              /s/ GREGORY R. GRODHAUS                Director, President and Chief Executive  September 13, 2000
---------------------------------------------------    Officer
                Gregory R. Grodhaus

                         *                           Vice President, Chief Financial Officer  September 13, 2000
---------------------------------------------------    (Principal Financial and Accounting
                     Jay Zager                         Officer)

                         *                           Chairman of the Board                    September 13, 2000
---------------------------------------------------
                 John B. Blystone

                         *                           Director                                 September 13, 2000
---------------------------------------------------
                 Robert B. Foreman

                         *                           Director                                 September 13, 2000
---------------------------------------------------
              Christopher J. Kearney

                         *                           Director                                 September 13, 2000
---------------------------------------------------
                  Lewis M. Kling

                         *                           Director                                 September 13, 2000
---------------------------------------------------
                Patrick J. O'Leary


*By: /s/   GREGORY R. GRODHAUS
     --------------------------------------------------
     Gregory R. Grodhaus, attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION
-------                       -------------------
 1.1      Form of Underwriting Agreement.
 3.2      Amended and Restated By-Laws of Inrange Technologies
          Corporation.
 3.3      Amended and Restated Certificate of Incorporation of Inrange
          Technologies Corporation.**
 4.1      Form of Inrange Technologies Corporation Class B common
          stock certificate.
 5.1      Opinion of Fried, Frank, Harris, Shriver & Jacobson
          regarding the legality of the shares being registered.**
10.1      Tax Sharing Agreement, between Inrange Technologies
          Corporation and SPX Corporation.
10.2      Management Services Agreement, between Inrange Technologies
          Corporation and SPX Corporation.
10.3      Registration Rights Agreement, between Inrange Technologies
          Corporation and SPX Corporation.
10.4      Trademark License Agreement between Inrange Technologies
          Corporation and SPX Corporation.
10.5      Reseller Agreement, dated October 29, 1999 between Inrange
          Technologies Corporation and Ancor Communications, Inc.++
10.6      Technology License Agreement, dated September 24, 1998
          between Inrange Technologies Corporation and Ancor
          Communications Inc.++
10.7      Letter Agreement dated November 23, 1999 between Inrange
          Technologies Corporation and Ancor Communications Inc.++
10.8      Inrange Technologies Corporation 2000 Stock Compensation
          Plan.**
10.9      Loan Agreement, between Inrange Technologies Corporation and
          SPX Corporation.
10.10     Employee Matters Agreement, between Inrange Technologies
          Corporation and SPX Corporation.
16.1      Change in Principal Accountants.
21.1      List of Subsidiaries.**
23.1      Consent of Arthur Andersen LLP.**
23.2      Consent of Arthur Andersen LLP.**
23.3      Consent of Ernst & Young LLP.**
23.4      Consent of Fried, Frank, Harris, Shriver & Jacobson
          (included in Exhibit 5.1).**
23.5      Consent of David L. Chapman.**
23.6      Consent of Bruce J. Ryan.**
23.7      Consent of David Wright.**
24.1      Power of Attorney.**
27.1      Financial Data Schedule.**


---------------
** Previously filed

 ++ Portions of these exhibits have been omitted pursuant to a request for confidential treatment.